Exhibit 99.1

bioAffinity Technologies and Pictor®, Inc. Partner to Develop and Commercialize bioAffinity’s Diagnostics for Asthma and COPD

Collaboration increases laboratory throughput and reduces costs for personalized testing for asthma and COPD, which affect more than 40 million Americans and 650 million people worldwide

Global asthma and COPD therapeutics market projected to exceed $108 billion in 2026 and $155 billion by 2030, driven by increasing use of targeted therapies and biologics

Tests under development are intended to help match asthma and COPD patients with more effective and personalized treatments targeting their specific inflammatory profile

SAN ANTONIO, Texas – July 22, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing early-stage cancer diagnostics and targeted therapeutics, today announced a collaboration with Pictor®, Inc., a targeted proteomic platform company, to support development and commercialization of bioAffinity Technologies’ next-generation diagnostic tests designed to provide a more complete picture of lung inflammation in patients with asthma and chronic obstructive pulmonary disease (COPD).

The agreement will integrate bioAffinity’s expertise in flow cytometry with Pictor’s targeted proteomic analysis platform to analyze immune cell populations and cytokine profiles associated with airway inflammation.

“Pictor’s targeted proteomic platform has the ability to lower our operating costs compared with traditional single-analyte testing by improving laboratory efficiency and reducing testing complexity, all of which is required to serve a large and growing market like that of asthma and COPD,” said Maria Zannes, President and CEO of bioAffinity Technologies. “We look forward to taking advantage of Pictor’s expertise in proteomics and product development, and their team’s experience in optimizing laboratory-friendly workflows to facilitate high throughput testing.”

bioAffinity has multiple patents pending for its inventions related to its asthma and COPD testing platform and will own the intellectual property associated with the tests that may emanate from the collaboration. Pictor retains its existing intellectual property and will own new inventions related to its targeted proteomic platform technology.

The tests under development build on bioAffinity’s proprietary approach to interrogating the lung microenvironment through sputum analysis, the same scientific platform that powers CyPath® Lung, the Company’s commercially available noninvasive test that helps physicians assess the likelihood that a pulmonary nodule is malignant. The Company anticipates that the tests under development will initially be offered as Laboratory Developed Tests (LDTs) under the Clinical Laboratory Improvement Amendments (CLIA).

“Asthma and COPD are not single diseases. They encompass multiple inflammatory pathways that require different therapeutic approaches,” said Gordon Downie, MD, PhD, bioAffinity’s Chief Medical Officer. “By measuring immune cell populations using flow cytometry and integrating Pictor’s cytokine profiling platform into its test protocol, our new diagnostics are designed to advance precision medicine in asthma and COPD by providing physicians with a more complete understanding of the biological processes driving airway inflammation in real time.”

bioAffinity Technologies’ flow cytometry platform differentiates and quantifies immune cell populations in sputum while Pictor’s proteomic platform rapidly analyzes the inflammatory proteins, or cytokines, produced by those immune cells. The anticipated result is a high-throughput laboratory test for bioAffinity Technologies that is intended to help physicians identify the inflammatory pathways driving an individual patient’s disease and support more informed decisions when considering advanced therapies, including FDA-approved biologics and emerging targeted treatments.

According to the Centers for Disease Control, asthma and COPD affect more than 40 million Americans and more than 650 million people worldwide, representing a significant potential market for precision diagnostic tools that provide deeper insights into each patient’s disease and help advance personalized treatment. The global asthma and COPD therapeutics market was valued at approximately $92 billion in 2024 and is projected to exceed $108 billion in 2026 and $155 billion by 20301, driven by increasing use of targeted therapies and biologics.

Pictor, Inc. is led by CEO and Managing Director Jamie Platt, PhD, a recognized diagnostics executive who joined bioAffinity Technologies’ Board of Directors in 2023. Prior to her work with Pictor, Dr. Platt helped lead two successful diagnostic company acquisitions valued collectively at nearly $1 billion. Since opening its U.S. headquarters in 2025, Pictor has expanded adoption of its targeted proteomic platform through strategic partnerships across pharmaceutical, laboratory, and research markets.

1 https://www.grandviewresearch.com/industry-analysis/copd-asthma-therapeutics-market-report

“We’re excited to partner with bioAffinity Technologies as they continue to develop innovative, non-invasive tests for lung disease,” said Dr. Jamie Platt, CEO of Pictor. “By combining bioAffinity’s expertise in immune cell biology with Pictor’s scalable proteomic platform, we can advance bioAffinity’s ability to provide insights that move beyond simply identifying disease to understanding the underlying biology of each patient’s condition, leading to more effective treatments.”

Cytokines are small proteins produced by immune and other cells that bind to specific cell receptors to regulate immune responses, inflammation and cell growth. Different patterns of cytokines are associated with different types of asthma and COPD, and many FDA-approved biologic therapies are designed to target specific cytokines or their cellular receptors.

About Pictor, Inc.

Pictor, Inc. is a global targeted proteomic platform company founded in New Zealand and headquartered in Carlsbad, California, with operations in New Zealand, Australia, and India. Pictor’s platform combines PictArray®, PictImager®, and Pictorial© software to support focused, multi-analyte protein analysis for human and animal health research environments. The company works with laboratories, biopharma companies, and other commercial partners to support development of targeted proteomic assays with efficient workflows designed to fit existing laboratory operations. Pictor’s IP portfolio includes 16 patents, five pending, and seven registered trademarks. For more information, visit www.pictorproteomics.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer in clinical studies published in peer-reviewed scientific journals. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully develop and commercialize its diagnostic tests for asthma and COPD; the risk that the collaboration with Pictor may not achieve its anticipated benefits or may be terminated; the evolving regulatory landscape for laboratory developed tests, including potential requirements for FDA clearance or approval; the Company’s ability to obtain and maintain adequate intellectual property protection; the Company’s need for additional capital and its ability to obtain financing; the risk that third-party market estimates cited herein may not reflect actual market conditions; the Company’s limited operating history and history of losses; and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact:

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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